Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:	News Media	Investor Relations
	Paul Fitzhenry	Antonella Franzen
	609-720-4261	609-720-4665

TYCO INTERNATIONAL REPORTS FOURTH QUARTER EARNINGS FROM CONTINUING OPERATIONS BEFORE SPECIAL ITEMS OF $0.74 PER SHARE AND GAAP EARNINGS OF $0.55 PER SHARE

•                  Diluted EPS from continuing operations before special items increased 25% in the quarter

•                  Operating margin improves 120 basis points in the quarter

•                  Full year 2010 EPS increases 15% with free cash flow up 16%

•                  Company completes $1 billion share repurchase program; new $1 billion program announced

(Income and EPS amounts are attributable to Tyco common shareholders)

($ millions, except per-share amounts)

	Q4 2010	Q4 2009	% Change	FY10	FY09	% Change
Revenue	$4,493	$4,322	4%	$17,016	$16,882	1%
Income from Continuing Operations	$273	$201	36%	$1,125	$(1,845)	—
Diluted EPS from Continuing Operations	$0.55	$0.42	31%	$2.31	$(3.90)	—
Special Items	$(0.19)	$(0.17)		$(0.37)	$(6.23)
Income from Continuing Ops Before Special Items	$367	$282	30%	$1,308	$1,106	18%
Diluted EPS from Continuing Ops Before Special Items	$0.74	$0.59	25%	$2.68	$2.33	15%

SCHAFFHAUSEN, Switzerland — November 9, 2010 — Tyco International Ltd. (NYSE: TYC) today reported $0.55 in diluted earnings per share (EPS) from continuing operations for the fiscal fourth quarter of 2010 and diluted EPS from continuing operations before special items of $0.74 per share.  Revenue in the quarter was $4.5 billion with organic revenue growth of 2% year-over-year.

Cash from operating activities was $963 million and free cash flow was $598 million.  These amounts included $39 million of cash outflows related to restructuring activities and acquisition-related costs.

For full year 2010, the company reported $2.31 in diluted EPS from continuing operations and diluted EPS from continuing operations before special items of $2.68 per share. Revenue increased 1% to $17.0 billion.  Cash from operating activities was $2.63 billion. Free cash flow of $1.38 billion included cash payments of $198 million primarily for restructuring.

Commenting on Tyco’s results, Chairman and Chief Executive Officer Ed Breen said: “Looking at the quarter, we are encouraged by strengthening business conditions, continued operating margin improvement and strong earnings and cash flow.  Our integration of Broadview Security is proceeding on track and contributed to our growth in the quarter.  We finished the year in sound financial condition with a strong balance sheet and the financial flexibility to invest in the future growth of our businesses.”

“For the full year, we increased our earnings per share 15% reflecting a sustained reduction in our overall cost structure. At the same time, we strengthened the focus of our portfolio around our core security, fire and flow control platforms through a series of transactions highlighted by the Broadview acquisition and our decision to pursue a disposition of our Electrical & Metal Products business.”

Organic revenue, free cash flow and operating income, operating margin, income and diluted EPS from continuing operations before special items are non-GAAP financial measures and are described below.  For a reconciliation of these non-GAAP measures, see the attached tables.  Additional schedules as well as Fourth Quarter Review slides can be found at www.tyco.com on the Investor Relations portion of Tyco’s website.  Certain tables in this press release contain the symbol “-”, where the percentage change is not meaningful.

SEGMENT RESULTS

The financial results presented in the tables below are in accordance with GAAP unless otherwise indicated.  Beginning in the first quarter of fiscal 2010, certain businesses and overhead costs were realigned, resulting in changes to historical segment performance.  Additionally, beginning in the third quarter the company classified its European Waterworks business as a discontinued operation in connection with Tyco’s sale of the business, which was completed on September 30, 2010.  The revenue and operating income results shown below have been adjusted to reflect these changes.  All dollar amounts are pre-tax and stated in millions.  All comparisons are to the fiscal fourth quarter or full year 2009 unless otherwise indicated.

ADT Worldwide

	Q4 2010	Q4 2009	% Change	FY10	FY09	% Change
Revenue	$1,950	$1,809	8%	$7,376	$7,066	4%
Operating Income	$270	$218	24%	$1,056	$(202)	—
Operating Margin	13.8%	12.1%		14.3%	—
Special Items	$(36)	$(38)		$(48)	$(1,134)
Operating Income Before Special Items	$306	$256	20%	$1,104	$932	18%
Operating Margin Before Special Items	15.7%	14.2%		15.0%	13.2%

Revenue of $1.95 billion increased 8% in the quarter with organic revenue growth of 3%.  Recurring revenue continued to grow, increasing 5% organically on a global basis. Systems installation and service revenue grew 1% driven by growth in the Asia-Pacific and Latin America region.

Operating income was $270 million in the quarter and the operating margin was 13.8%. Special items of $36 million resulted primarily from restructuring activities and acquisition costs.  Operating income before special items was $306 million and the operating margin improved 150 basis points to 15.7%.  The operating margin improvement resulted from the continued benefit of restructuring and cost reduction activities, stronger operational performance in the commercial business, growth in ADT’s higher-margin recurring revenue business and the contribution of the Broadview acquisition.

Full year revenue of $7.4 billion increased 4% year over year.  Operating income was $1.06 billion and included $48 million of special items.  Operating income before special items was $1.10 billion and the operating margin before special items improved 180 basis points to 15.0%.  The operating margin improvement benefited from growth in ADT’s higher-margin recurring revenue business, improvement in the commercial business in all geographic regions and the continued benefit of restructuring and cost reduction activities.

Flow Control

	Q4 2010	Q4 2009	% Change	FY10	FY09	% Change
Revenue	$868	$911	(5)%	$3,373	$3,495	(3.5)%
Operating Income	$104	$120	(13)%	$410	$496	(17)%
Operating Margin	12.0%	13.2%		12.2%	14.2%
Special Items	$(7)	$(11)		$(25)	$(29)
Operating Income Before Special Items	$111	$131	(15)%	$435	$525	(17)%
Operating Margin Before Special Items	12.8%	14.4%		12.9%	15.0%

Revenue of $868 million declined 5% in the quarter with an organic revenue decline of 5%.  An 8% growth in Thermal Controls and a 9% growth in Water was more than offset by a 12% decline in the Valves business.  Orders increased 5% in the quarter, excluding the impact of foreign currency and a large Australian desalination project in the Pacific water business recorded last year.  Backlog of $1.5 billion decreased 5% on a quarter sequential basis, excluding the impact of foreign currency, primarily due to a decrease in Pacific water.

Operating income was $104 million in the quarter and the operating margin was 12.0%.  Special items of $7 million resulted from restructuring activities. Operating income before special items was $111 million and included a charge of $9 million on a project retained from the 2008 divestiture of Earth Tech. The impact of volume declines was partially offset by the benefits of cost-containment actions and restructuring activities, resulting in an operating margin before special items of 12.8%.

Full year revenue of $3.4 billion decreased 3.5% with an organic revenue decline of 10%.  Operating income was $410 million and the operating margin was 12.2%.  Operating income before special items was $435 million and the operating margin before special items was 12.9%.

Fire Protection Services

	Q4 2010	Q4 2009	% Change	FY10	FY09	% Change
Revenue	$893	$903	(1)%	$3,355	$3,410	(2)%
Operating Income	$66	$66	—	$272	$70	—
Operating Margin	7.4%	7.3%		8.1%	—
Special Items	$(25)	$(31)		$(34)	$(225)
Operating Income Before Special Items	$91	$97	(6)%	$306	$295	4%
Operating Margin Before Special Items	10.2%	10.7%		9.1%	8.7%

Revenue of $893 million declined 1% in the quarter with an organic revenue decline of 1%.  Growth of 4% in service revenue was more than offset by a 6% decline in installation revenue.  Orders increased 4% year over year, excluding the impact of foreign currency.  Due to normal seasonal decline, backlog decreased 4% to $1.2 billion on a quarter sequential basis, excluding the impact of foreign currency.

Operating income was $66 million in the quarter and the operating margin was 7.4%. Special items of $25 million resulted from restructuring activities.  Operating income before special items was $91 million and the operating margin was 10.2%.

Full year revenue of $3.4 billion decreased 2% with an organic revenue decline of 5%.  Operating income was $272 million and the operating margin was 8.1%.  Despite the organic revenue decline, operating income before special items of $306 million increased $11 million due to the benefit of restructuring and cost containment actions.

Safety Products

	Q4 2010	Q4 2009	% Change	FY10	FY09	% Change
Revenue	$406	$373	9%	$1,513	$1,519	—
Operating Income	$57	$47	21%	$221	$(367)	—
Operating Margin	14.0%	12.6%		14.6%	—
Special Items	$(6)	$(7)		$(12)	$(606)
Operating Income Before Special Items	$63	$54	17%	$233	$239	(3)%
Operating Margin Before Special Items	15.5%	14.5%		15.4%	15.7%

Revenue of $406 million increased 9% in the quarter.  Organic revenue grew 13% due to higher volume across the Fire Suppression, Electronic Security and Life Safety businesses.

Operating income was $57 million in the quarter and the operating margin was 14.0%.  Special items of $6 million resulted from restructuring activities.  Operating income before special items was $63 million and the operating margin before special items improved 100 basis points to

15.5% due to increased volume and the benefit of cost-containment actions and restructuring activities.

Full year revenue of $1.5 billion remained flat and operating income was $221 million, which included $12 million of special items.  Operating income before special items was $233 million.

Electrical and Metal Products

	Q4 2010	Q4 2009	% Change	FY10	FY09	% Change
Revenue	$376	$326	15%	$1,399	$1,392	1%
Operating Income	$13	$12	8%	$100	$(938)	—
Operating Margin	3.5%	3.7%		7.1%	—
Special Items	$(11)	$(9)		$(14)	$(957)
Operating Income Before Special Items	$24	$21	14%	$114	$19	—
Operating Margin Before Special Items	6.4%	6.4%		8.1%	1.4%

Revenue of $376 million increased 15% in the quarter with organic revenue growth of 11%.  The revenue increase was driven by better pricing for both steel and copper products.

Operating income was $13 million in the quarter.  Special items of $11 million resulted primarily from restructuring activities.  Operating income before special items of $24 million increased $3 million, as higher selling prices for steel and copper products were offset by higher material costs.  The operating margin before special items was 6.4%.

Full year revenue of $1.4 billion increased 1% and operating income was $100 million which included $14 million of special items.  Operating income before special items increased $95 million to $114 million due to better steel spreads.

OTHER ITEMS

•                  Corporate expense was $117 million in the quarter and included special items of $7 million.

•                  The effective tax rate for the quarter before special items was 13.6%.

•                  During the quarter the company completed a $1 billion share repurchase program announced in 2008 and announced the authorization of a new $1 billion program. For the full year, the company purchased 24 million shares.

•                  Early in the first quarter of fiscal 2011, the company completed the sale of its European Waterworks business for proceeds of $267 million.

ABOUT TYCO INTERNATIONAL

Tyco International Ltd. (NYSE: TYC) is a diversified company that provides vital products and services to customers around the world.  Tyco is a leading provider of security products and services, fire protection and detection products and services, valves and controls, and other industrial products.  Tyco had 2010 revenue of approximately $17 billion and has more than 100,000 employees worldwide.  More information on Tyco can be found at www.tyco.com.

CONFERENCE CALL AND WEBCAST

Management will discuss the company’s fourth quarter results for 2010 and outlook for fiscal 2011 during a conference call and webcast today beginning at 8:30 a.m. ET.  Today’s conference call for investors can be accessed in the following ways:

•                  At Tyco’s website: http://investors.tyco.com.

•                  By telephone: For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the United States is (800) 857-9797.  The telephone dial-in number for participants outside the United States is (517) 308-9262.  The participant code is TYCO.

•                  An audio replay of the conference call will be available beginning at 10:00 a.m. on November 9, 2010 and ending at 11:59 p.m. ET on November 16, 2010. The dial-in number for participants in the United States is (866) 498-5464. For participants outside the United States, the replay dial-in number is (203) 369-1796.

NON-GAAP MEASURES

“Organic revenue,” “free cash flow (outflow)” (FCF), “income from continuing operations before special items,” “earnings per share (EPS) from continuing operations before special items,” “operating income before special items” and “operating margin before special items” are non-GAAP measures and should not be considered replacements for GAAP results.

Organic revenue is a useful measure used by the company to measure the underlying results and trends in the business. The difference between reported net revenue (the most comparable GAAP measure) and organic revenue (the non-GAAP measure) consists of the impact from foreign currency, acquisitions and divestitures, and other changes that do not reflect the underlying results and trends (for example, revenue reclassifications and changes to the fiscal year). Organic revenue is a useful measure of the company’s performance because it excludes items that: i) are not completely under management’s control, such as the impact of foreign currency exchange; or ii) do not reflect the underlying results of the company’s existing businesses, such as acquisitions and divestitures.  It may be used as a component of the company’s compensation programs. The limitation of this measure is that it excludes items that have an impact on the company’s revenue. This limitation is best addressed by using organic revenue in combination with the GAAP numbers. See the accompanying tables to this press release for the reconciliation presenting the components of organic revenue.

FCF is a useful measure of the company’s cash which is free from any significant existing obligation. The difference between Cash Flows from Operating Activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash flows that the company believes are useful to identify. FCF permits management and investors to gain insight into the number that management employs to measure cash that is free from any significant existing obligation. It, or a measure that is based on it, may be used as a component in the company’s incentive compensation plans. The difference reflects the impact from:

•                  net capital expenditures,

•                  accounts purchased by ADT,

•                  cash paid for purchase accounting and holdback liabilities, voluntary pension contributions, and

•                  the sale of accounts receivable programs.

Capital expenditures and accounts purchased by ADT are subtracted because they represent long-term commitments. Cash paid for purchase accounting and holdback liabilities is subtracted because these cash outflows are not available for general corporate uses. Voluntary pension contributions and the impact from the sale of accounts receivable programs are added or subtracted because this activity is driven by economic financing decisions rather than operating activity.

The limitation associated with using FCF is that it adjusts for cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and therefore may imply that there is less or more cash that is available for the company’s programs than the most comparable GAAP measure. This limitation is best addressed by using FCF in combination with the GAAP cash flow numbers.

FCF as presented herein may not be comparable to similarly titled measures reported by other companies. The measure should be used in conjunction with other GAAP financial measures. Investors are urged to read the company’s financial statements as filed with the Securities and Exchange Commission, as well as the accompanying tables to this press release that show all the elements of the GAAP measures of Cash Flows from Operating Activities, Cash Flows from Investing Activities, Cash Flows from Financing Activities and a reconciliation of the company’s total cash and cash equivalents for the period. See the accompanying tables to this press release for a cash flow statement presented in accordance with GAAP and a reconciliation presenting the components of FCF.

The company has presented its income and EPS from continuing operations before special items and operating income and margin before special items. Special Items include charges and gains related to divestitures, acquisitions, restructurings, impairments, legacy legal and tax charges and other income or charges that may mask the underlying operating results and/or business trends of the company or business segment, as applicable. The company utilizes income and EPS from continuing operations before special items and operating income and margin before special items to assess overall operating performance and segment level core operating performance, as well as to provide insight to management in evaluating overall and segment operating plan execution and underlying market conditions. They may be used as components in the company’s incentive compensation plans. Operating income, operating margin, and income and EPS from continuing operations before special items are useful measures for investors because they permit more meaningful comparisons of the company’s underlying operating results and business trends between periods. The difference between income and EPS from continuing operations before special items and income and EPS from continuing operations (the most comparable GAAP measures) consists of the impact of charges and gains related to divestitures, acquisitions, restructurings, impairments, legacy legal and tax charges and other income or charges that may mask the underlying operating results and/or business trends. Operating income and margin before special items do not reflect any additional adjustments that are not reflected in income from continuing operations before special items. The limitation of these measures is that they exclude the impact (which may be material) of items that increase or decrease the company’s reported operating income and margin and operating income and EPS from continuing operations. This limitation is best addressed by using the non-GAAP measures in combination with the most comparable GAAP measures in order to better understand the amounts, character and impact of any increase or decrease on reported results.

Tyco provides general corporate services to its segments and those costs are reported in the “Corporate and Other” segment. This segment’s operating income (loss) is presented as “Corporate Expense.”

FORWARD-LOOKING STATEMENTS

This release may contain certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein and in accompanying conference calls or webcasts that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements in this release and accompanying conference calls generally include, but are not limited to, statements addressing Tyco’s future financial condition and operating results, as well as its acquisition, divestiture and capital activities. Economic, business, competitive and/or regulatory factors affecting Tyco’s businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements. Tyco is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. More detailed information about these and other factors is set forth in Tyco’s Annual Report on Form 10-K for the fiscal year ended Sept. 25, 2009 and in subsequent filings with the Securities and Exchange Commission.

#  #  #

TYCO INTERNATIONAL LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

(Unaudited)

	Quarters Ended		Twelve Months Ended
	September 24,	September 25,	September 24,	September 25,
	2010	2009	2010	2009
Net revenue	$4,493	$4,322	$17,016	$16,882
Cost of sales	2,824	2,741	10,736	10,870
Selling, general and administrative expenses	1,206	1,177	4,586	4,599
Goodwill and intangible asset impairments	—	—	—	2,705
Restructuring, asset impairment and divestiture charges, net	70	95	96	214
Operating income (loss)	393	309	1,598	(1,506)
Interest income	7	12	31	44
Interest expense	(63)	(76)	(284)	(301)
Other expense, net	(2)	(18)	(75)	(7)
Income (loss) from continuing operations before income taxes	335	227	1,270	(1,770)
Income tax expense	(60)	(24)	(138)	(71)
Income (loss) from continuing operations	275	203	1,132	(1,841)
(Loss) income from discontinued operations, net of income taxes	(7)	4	7	47
Net income (loss)	268	207	1,139	(1,794)
Less: noncontrolling interest in subsidiaries net income	2	2	7	4
Net income (loss) attributable to Tyco common shareholders	$266	$205	$1,132	$(1,798)

Amounts attributable to Tyco common shareholders:
Income (loss) from continuing operations	$273	$201	$1,125	$(1,845)
(Loss) income from discontinued operations	(7)	4	7	47
Net income (loss) attributable to Tyco common shareholders	$266	$205	$1,132	$(1,798)

Basic earnings per share attributable to Tyco common shareholders:
Income (loss) from continuing operations	$0.55	$0.42	$2.32	$(3.90)
(Loss) income from discontinued operations	(0.01)	0.01	0.01	0.10
Net income (loss) attributable to Tyco common shareholders	$0.54	$0.43	$2.33	$(3.80)
Diluted earnings per share attributable to Tyco common shareholders:
Income (loss) from continuing operations	$0.55	$0.42	$2.31	$(3.90)
(Loss) income from discontinued operations	(0.02)	0.01	0.01	0.10
Net income (loss) attributable to Tyco common shareholders	$0.53	$0.43	$2.32	$(3.80)

Weighted-average number of shares outstanding:
Basic	496	474	485	473
Diluted	500	476	488	473

NOTE:

These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 25, 2009 and Quarterly Report on Form 10-Q for the period ended June 25, 2010.

TYCO INTERNATIONAL LTD.

RESULTS OF SEGMENTS

(in millions)

(Unaudited)

	Quarters Ended				Twelve Months Ended
	September 24,		September 25,		September 24,		September 25,
	2010		2009		2010		2009
NET REVENUE
ADT Worldwide	$1,950		$1,809		$7,376		$7,066
Flow Control	868		911		3,373		3,495
Fire Protection Services	893		903		3,355		3,410
Electrical and Metal Products	376		326		1,399		1,392
Safety Products	406		373		1,513		1,519
Corporate and Other	—		—		—		—
Total Net Revenue	$4,493		$4,322		$17,016		$16,882

OPERATING INCOME (LOSS) AND MARGIN
ADT Worldwide	$270	13.8%	$218	12.1%	$1,056	14.3%	$(202)	N/M
Flow Control	104	12.0%	120	13.2%	410	12.2%	496	14.2%
Fire Protection Services	66	7.4%	66	7.3%	272	8.1%	70	N/M
Electrical and Metal Products	13	3.5%	12	3.7%	100	7.1%	(938)	N/M
Safety Products	57	14.0%	47	12.6%	221	14.6%	(367)	N/M
Corporate and Other	(117)	N/M	(154)	N/M	(461)	N/M	(565)	N/M
Operating Income (Loss) and Margin	$393		$309		$1,598		$(1,506)

TYCO INTERNATIONAL LTD.

CONSOLIDATED BALANCE SHEETS

(in millions)

(Unaudited)

	September 24,	September 25,
	2010	2009
Current Assets:
Cash and cash equivalents	$1,775	$2,354
Accounts receivable, net	2,493	2,544
Inventories	1,443	1,370
Other current assets	936	963
Deferred income taxes	382	405
Assets held for sale	324	404
Total current assets	7,353	8,040

Property, plant and equipment, net	4,156	3,437
Goodwill	9,577	8,791
Intangible assets, net	3,446	2,643
Other assets	2,596	2,642
Total Assets	$27,128	$25,553

Current Liabilities:
Short-term debt and current maturities of long-term debt	$536	$245
Accounts payable	1,340	1,198
Accrued and other current liabilities	2,671	2,438
Deferred revenue	618	588
Liabilities held for sale	103	277
Total current liabilities	5,268	4,746

Long-term debt	3,652	4,029
Deferred revenue	1,106	1,133
Other liabilities	3,001	2,691
Total Liabilities	$13,027	$12,599

Tyco shareholders’ equity	14,084	12,941
Noncontrolling interest	17	13
Total Equity	14,101	12,954

Total Liabilities and Equity	$27,128	$25,553

NOTE: These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 25, 2009 and Quarterly Report on Form 10-Q for the period ended June 25, 2010.

TYCO INTERNATIONAL LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	Quarters Ended		Twelve Months Ended
	September 24,	September 25,	September 24,	September 25,
	2010	2009	2010	2009
Cash Flows from Operating Activities:
Net income (loss) attributable to Tyco common shareholders	$266	$205	$1,132	$(1,798)
Noncontrolling interests in subsidiaries net income	2	2	7	4
Income from discontinued operations, net of income taxes	7	(4)	(7)	(47)
Income (loss) from continuing operations	275	203	1,132	(1,841)

Adjustments to reconcile net cash provided by operating activities:
Goodwill and intangible asset impairments	—	—	—	2,705
Depreciation and amortization	334	291	1,203	1,126
Non-cash compensation expense	28	27	120	103
Deferred income taxes	(2)	113	(129)	(90)
Provision for losses on accounts receivable and inventory	34	43	127	156
Other non-cash items	13	44	71	100
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	(22)	16	(22)	191
Inventories	19	171	(108)	346
Other current assets	76	182	88	2
Accounts payable	86	49	119	(337)
Accrued expenses and other liabilities	64	(34)	58	(46)
Income taxes, net	13	(135)	12	(138)
Other	45	(6)	(41)	110
Net cash provided by operating activities	963	964	2,630	2,387
Net cash provided by discontinued operating activities	15	22	27	34

Cash Flows from Investing Activities:
Capital expenditures	(206)	(208)	(718)	(702)
Proceeds from disposal of assets	3	7	29	12
Acquisition of businesses, net of cash acquired	—	(1)	(600)	(48)
Accounts purchased by ADT	(159)	(182)	(559)	(543)
Divestiture of businesses, net of cash retained	(5)	(9)	21	2
Other	36	(14)	52	17
Net cash used in investing activities	(331)	(407)	(1,775)	(1,262)
Net cash (used in) provided by discontinued investing activities	(5)	24	(12)	59

Cash Flows from Financing Activities:
Net proceeds from issuance of debt	(1)	25	(204)	8
Proceeds from exercise of share options	16	—	49	1
Dividends paid	(105)	(101)	(416)	(388)
Repurchase of common shares by subsidiary	—	—	—	(3)
Repurchase of common shares by treasury	(624)	—	(900)	—
Transfers from discontinued operations	10	46	15	93
Other	4	8	15	9
Net cash used in financing activities	(700)	(22)	(1,441)	(280)
Net cash used in discontinued financing activities	(10)	(46)	(15)	(93)

Effect of currency translation on cash	20	40	7	(10)
Net (decrease) increase in cash and cash equivalents	(48)	575	(579)	835
Cash and cash equivalents at beginning of period	1,823	1,779	2,354	1,519

Cash and cash equivalents at end of period	$1,775	$2,354	$1,775	$2,354

Reconciliation to “Free Cash Flow”:
Net cash provided by operating activities	$963	$964	$2,630	$2,387
Sale of accounts receivable	(3)	(3)	(2)	10
Capital expenditures, net	(203)	(201)	(689)	(690)
Accounts purchased by ADT	(159)	(182)	(559)	(543)
Purchase accounting and holdback liabilities	—	—	(3)	(2)
Voluntary pension contributions	—	16	—	22
Free Cash Flow	$598	$594	$1,377	$1,184

NOTE: Free cash flow is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

Tyco International Ltd.

Organic Growth Reconciliation - Revenue

(in millions)

	Quarter Ended September 24, 2010
	Net Revenue		Foreign Currency		Acquisition/ (Divestiture)		Organic Revenue		Net Revenue for the Quarter Ended September 25, 2009

ADT Worldwide	$1,950	7.8%	$(4)	-0.2%	$87	4.8%	$58	3.2%	$1,809
Flow Control	868	-4.7%	3	0.3%	3	0.3%	(49)	-5.4%	911
Fire Protection Services	893	-1.1%	—	0.0%	(1)	-0.1%	(9)	-1.0%	903
Electrical and Metal Products	376	15.3%	3	0.9%	12	3.7%	35	10.7%	326
Safety Products	406	8.8%	(6)	-1.6%	(10)	-2.7%	49	13.1%	373
Total Net Revenue	$4,493	4.0%	$(4)	-0.1%	$91	2.1%	$84	1.9%	$4,322

	Twelve Months Ended September 24, 2010
	Net Revenue		Foreign Currency		Acquisition/ (Divestiture)		Organic Revenue		Net Revenue for the Twelve Months Ended September 25, 2009

ADT Worldwide	$7,376	4.4%	$218	3.1%	$72	1.0%	$20	0.3%	$7,066
Flow Control	3,373	-3.5%	218	6.2%	10	0.3%	(349)	-10.0%	3,494
Fire Protection Services	3,355	-1.6%	118	3.5%	(6)	-0.2%	(167)	-4.9%	3,410
Electrical and Metal Products	1,399	0.4%	37	2.7%	24	1.7%	(55)	-3.9%	1,393
Safety Products	1,513	-0.4%	33	2.2%	(31)	-2.0%	(8)	-0.5%	1,519
Total Net Revenue	$17,016	0.8%	$624	3.7%	$69	0.4%	$(559)	-3.3%	$16,882

NOTE: Organic revenue is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

Earnings Per Share Summary

(Unaudited)

	Quarter Ended	Year Ended	Quarter Ended	Year Ended
	Sept. 24, 2010	Sept. 24, 2010	Sept. 25, 2009	Sept. 25, 2009

Diluted EPS from Continuing Operations Attributable to Tyco Shareholders (GAAP)	$0.55	$2.31	$0.42	$(3.90)

Restructuring, net	0.10	0.19	0.14	0.32

Restructuring charges in cost of sales and SG&A	0.01	0.01	0.01	0.05

Other additional charges resulting from restructuring actions	—	—	—	0.02

Acquisition costs	0.01	0.05	—	—

Asset impairments and (gains)/losses on divestitures, net	0.01	(0.09)	0.01	0.03

Intangible impairments	—	—	—	0.08

Goodwill impairments	—	—	—	5.47

Separation costs	0.01	0.02	—	—

Loss on extinguishment of debt	—	0.13	—	—

Tax items	0.05	0.06	—	0.01

Legacy legal items	—	—	0.01	0.25
Total Before Special Items	$0.74	$2.68	$0.59	$2.33

Tyco International Ltd.

For the Quarter Ended September 24, 2010

(in millions, except per share data)

(Unaudited)

	ADT	Flow	Fire Protection	Electrical &	Safety	Corporate
	Worldwide	Control	Services	Metal Products	Products	and Other	Revenue
Revenue (GAAP)	$1,950	$868	$893	$376	$406	—	$4,493

												Income	Diluted
												from	EPS from
	Operating Income											Continuing	Continuing
												Operations	Operations
			Fire	Electrical			Total					Attributable	Attributable
	ADT	Flow	Protection	& Metal	Safety	Corporate	Operating	Interest	Other	Income	Noncontrolling	to Tyco	to Tyco
	Worldwide	Control	Services	Products	Products	and Other	Income	Expense, net	Income, net	Taxes	Interest	Shareholders	Shareholders
As Reported (GAAP)	$270	$104	$66	$13	$57	$(117)	$393	$(56)	$(2)	$(60)	$(2)	$273	$0.55

Restructuring, net	25	8	24	2	6		65			(18)		47	0.10

Restructuring charges in cost of sales and SG&A		(1)	1	8			8			(3)		5	0.01

ERISA insurance recovery						(1)	(1)					(1)

Acquisition costs	7						7			(2)		5	0.01

Asset impairments and (gains)/losses on divestitures, net	4			1			5			(1)		4	0.01

Separation Costs						8	8			(1)		7	0.01

Tax items										27		27	0.05

Total Before Special Items	$306	$111	$91	$24	$63	$(110)	$485	$(56)	$(2)	$(58)	$(2)	$367	$0.74

Diluted Shares Outstanding	500
Diluted Shares Outstanding - Before Special Items	500

Tyco International Ltd.

For the Twelve Months Ended September 24, 2010

(in millions, except per share data)

(Unaudited)

	ADT	Flow	Fire Protection	Electrical &	Safety	Corporate
	Worldwide	Control	Services	Metal Products	Products	and Other	Revenue
Previously Reported Revenue	$7,376	$3,539	$3,355	$1,399	$1,513	—	$17,182

Discontinued Operations / Transfers		(166)					(166)

Revenue (GAAP)	$7,376	$3,373	$3,355	$1,399	$1,513	—	$17,016

												Income	Diluted
												from	EPS from
												Continuing	Continuing
	Operating Income											Operations	Operations
			Fire	Electrical			Total					Attributable	Attributable
	ADT	Flow	Protection	& Metal	Safety	Corporate	Operating	Interest	Other	Income	Noncontrolling	to Tyco	to Tyco
	Worldwide	Control	Services	Products	Products	and Other	Income	Expense, net	Income, net	Taxes	Interest	Shareholders	Shareholders
Income (Loss) (GAAP)	$1,056	$423	$272	$100	$221	$(463)	$1,609	$(254)	$(75)	$(138)	$(7)	$1,135	$2.33

Discontinued Operations / Transfers		$(13)				$2	$(11)	$1				$(10)	$(0.02)

As Reported (GAAP)	$1,056	$410	$272	$100	$221	$(461)	$1,598	$(253)	$(75)	$(138)	$(7)	$1,125	$2.31

Restructuring, net	$60	$25	$35	$6	$7	$1	134			$(42)		92	0.19

Restructuring charges in cost of sales and SG&A			2	7			9			(3)		6	0.01

Other additional charges resulting from restructuring actions		1					1					1

ERISA insurance recovery						(1)	(1)					(1)

Acquisition costs	32					3	35			(11)		24	0.05

Asset impairments and (gains)/losses on divestitures, net	(44)	(1)	(3)	1	5	4	(38)			(4)		(42)	(0.09)

Separation Costs						10	10			(1)		9	0.02

Loss on extinguishment of Debt									87	(25)		62	0.13

Tax items										32		32	0.06

Total Before Special Items	$1,104	$435	$306	$114	$233	$(444)	$1,748	$(253)	$12	$(192)	$(7)	$1,308	$2.68

Diluted Shares Outstanding	488
Diluted Shares Outstanding - Before Special Items	488

Tyco International Ltd.

For the Quarter Ended September 25, 2009

(in millions, except per share data)

(Unaudited)

			Fire
	ADT Worldwide	Flow Control	Protection Services	Electrical & Metal Products	Safety Products	Corporate and Other	Revenue
Previously Reported Revenue (GAAP)	$1,799	$1,010	$904	$326	$382	—	$4,421

Discontinued Operations		(99)					(99)

Segment Realignment / Transfers	10		(1)		(9)		—

Recasted Revenue (GAAP)	$1,809	$911	$903	$326	$373	—	$4,322

												Income	Diluted
												from	EPS from
												Continuing	Continuing
	Operating Income											Operations	Operations
			Fire	Electrical								Attributable	Attributable
	ADT	Flow	Protection	& Metal	Safety	Corporate	Operating	Interest	Other	Income	Noncontrolling	to Tyco	to Tyco
	Worldwide	Control	Services	Products	Products	and Other	Income	Expense, net	Expense, net	Taxes	Interest	Shareholders	Shareholders
As Previously Reported (GAAP)	$226	$126	$65	$12	$46	$(160)	$315	$(64)	$(19)	$(23)	$(2)	$207	$0.44

Discontinued Operations		(6)					(6)		1	(1)		(6)	$(0.02)

Segment Realignment / Transfers	(8)		1		1	6

As Reported (GAAP)	$218	$120	$66	$12	$47	$(154)	$309	$(64)	$(18)	$(24)	$(2)	$201	$0.42

Restructuring and asset impairment charges, net	29	10	31	9	4	2	85			(21)		64	0.14

Restructuring charges in cost of sales and SG&A	3				3		6			(1)		5	0.01

Other additional charges resulting from restructuring actions		1					1					1	0.00

(Gains)/losses on divestitures, net	6					4	10			(3)		7	0.01

Goodwill impairments										2		2	0.00

Tax items										(3)		(3)	0.00

Legacy legal items						5	5					5	0.01

Total Before Special Items	$256	$131	$97	$21	$54	$(143)	$416	$(64)	$(18)	$(50)	$(2)	$282	$0.59

									Diluted Shares Outstanding				476
									Diluted Shares Outstanding - Before Special Items				476

Tyco International Ltd.

For the Twelve Months Ended September 25, 2009

(in millions, except per share data)

(Unaudited)

			Fire	Electrical &
	ADT	Flow	Protection	Metal	Safety	Corporate
	Worldwide	Control	Services	Products	Products	and Other	Revenue
Previously Reported Revenue (GAAP)	$7,015	$3,850	$3,428	$1,392	$1,552	—	$17,237

Discontinued Operations		(355)					(355)

Segment Realignment / Transfers	51		(18)		(33)	—	—

Recasted Revenue (GAAP)	$7,066	$3,495	$3,410	$1,392	$1,519	—	$16,882

												Income	Diluted
												from	EPS from
												Continuing	Continuing
	Operating Income											Operations	Operations
			Fire	Electrical								Attributable	Attributable
	ADT	Flow	Protection	& Metal	Safety	Corporate	Operating	Interest	Other	Income	Noncontrolling	to Tyco	to Tyco
	Worldwide	Control	Services	Products	Products	and Other	Income	Expense, net	Expense, net	Taxes	Interest	Shareholders	Shareholders
As Previously Reported (GAAP)	$233	$518	$68	$(940)	$(789)	$(577)	$(1,487)	$(257)	$(7)	$(78)	$(4)	$(1,833)	$(3.87)

Discontinued Operations		(19)					(19)			7		(12)	(0.03)

Segment Realignment / Transfers	(435)	(3)	2	2	422	12

As Reported (GAAP)	$(202)	$496	$70	$(938)	$(367)	$(565)	$(1,506)	$(257)	$(7)	$(71)	$(4)	$(1,845)	$(3.90)

Restructuring and asset impairment charges, net	88	17	45	16	24	9	199			(53)		146	0.32

Restructuring charges in cost of sales and SG&A	15	2		7	8	1	33			(11)		22	0.05

Other additional charges resulting from restructuring actions	2	5		1	7		15			(4)		11	0.02

(Gains)/losses on divestitures, net	6	5		(2)		6	15			(3)		12	0.03

Intangible impairments	64						64			(25)		39	0.08

Goodwill impairments	959		180	935	567		2,641			(41)		2,600	5.47

Tax items										3		3	0.01

Legacy legal items						114	114			4		118	0.25

Total Before Special Items	$932	$525	$295	$19	$239	$(435)	$1,575	$(257)	$(7)	$(201)	$(4)	$1,106	$2.33

									Diluted Shares Outstanding				473
									Diluted Shares Outstanding - Before Special Items				475